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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated August 18, 1998 on the Financial Statements of Irving N. Beran M.D., P.A. and Affiliates for the years ended December 31, 1997 and 1996, included in this Form 8-K, into the Company's previously filed Registration Statements No. 33-42091, No. 33-72876, and No. 33-86214 on Form S-3 and Registration Statements No. 33-86872 and No. 333-8699 on Form S-8.

                                               /s/David Fischer & Company, P.A.
                                               --------------------------------
                                               DAVID FISCHER & COMPANY, P.A.

Morristown, New Jersey
October 15, 1998